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                                      EXHIBIT 23

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INDEPENDENT AUDITORS' CONSENT

Varlen Corporation:

We consent to the incorporation by reference in the Registration Statements of Varlen Corporation and subsidiaries on Form S-8, File No. 33-35085 and
Form S-8, File No. 33-55132 and Form S-3, File No. 33-72218 and Form S-3,
File No. 33-61826 and Form S-8/S-3, File No. 33-72480 of our reports, dated March 4, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Varlen Corporation and subsidiaries for the year ended
January 31, 1996.



DELOITTE & TOUCHE , LLP

April 24, 1996
Chicago, Illinois